Materion Corporation Reports Fourth Quarter and Full-Year 2024 Results, Provides 2025 Outlook and Establishes New Mid-Term Profitability Target

MAYFIELD HEIGHTS, Ohio – February 19, 2025 - Materion Corporation (NYSE: MTRN) today reported fourth quarter and full-year 2024 financial results, provided 2025 earnings guidance and announced a new mid-term profitability target.

Fourth Quarter 2024 Financial Summary
•Net sales were $436.9 million; value-added sales1 were $296.1 million
•Net loss of $48.8 million, or $2.33 loss per share, diluted, versus net income of $19.5 million, or $0.93 per share, in the prior year quarter; record quarterly adjusted earnings of $1.55 per share versus $1.41 in the prior year quarter
•Operating loss of $38.3 million versus operating profit of $27.6 million in the prior year quarter; record quarterly adjusted EBITDA2 of $61.5 million versus $53.3 million in the prior year quarter

Full-Year 2024 Highlights
•Net sales were $1.68 billion; value-added sales were $1.10 billion
•Net income was $5.9 million, or $0.28 per share, diluted, versus $95.7 million, or $4.58 per share, in the prior year period; adjusted earnings of $5.34 per share versus $5.64 in the prior year period
•Adjusted EBITDA of $221.2 million, versus $217.7 million in the prior year
•Achieved mid-term target of 20% adjusted EBITDA margin for the year, first time in company history
•Established new mid-term adjusted EBITDA margin target of 23% based on the Company’s prospects and performance expectations
•Secured several significant new business wins and customer partnerships further strengthening the organic pipeline
•Precision Optics transformation underway with appointment of new business president
•Completed sale of non-core large area targets business in Albuquerque, New Mexico

"The fourth-quarter and full-year results showcase the significant impact of our initiatives to enhance operational performance, streamline our cost structure, and optimize the Company’s footprint. I am extremely proud of our global team for their relentless efforts to serve our customers and drive improvements across Materion, even in the face of ongoing challenging market conditions," said Jugal Vijayvargiya, President & CEO of Materion.

“2024 was a landmark year for Materion, as we achieved our mid-term target of 20% adjusted EBITDA margin for the first time in the Company's history. Achieving this level of performance in soft market conditions gives us confidence to look ahead to what’s next, as our end markets strengthen, and we deliver on our organic initiatives while executing further operational improvements. With this in mind, we have established a new mid-term adjusted EBITDA margin target of 23%, delivering an additional 300 basis points of improvement over the next several years. We expect to deliver another year of strong performance in 2025, as a result of our improved operational performance, and strengthening market conditions as we move through the year.”

FOURTH QUARTER 2024 RESULTS
Net sales for the quarter were $436.9 million, compared to $421.0 million in the prior year period. Value-added sales were $296.1 million for the quarter, up 2% from the prior year period primarily driven by strength in space & defense and improvement in semiconductor. This increase was partially offset by continued headwinds across automotive, industrial and energy.
Operating loss for the quarter was $38.3 million and net loss was $48.8 million, or $2.33 loss per diluted share, compared to operating profit of $27.6 million and net income of $19.5 million, or $0.93 per share, in the prior year period.
Excluding special items3 including a non-cash goodwill and intangible impairment in Precision Optics, adjusted EBITDA was a quarterly record $61.5 million, or 20.8% of value-added sales, compared to $53.3 million or 18.4% of value-added sales in the prior year period. This record adjusted EBITDA was driven by higher volume, favorable price/mix, strong cost management and operational performance.
Adjusted net income was $32.4 million excluding acquisition amortization, or $1.55 per diluted share, compared to $1.41 per share in the prior year period.

FULL-YEAR 2024 RESULTS
Net sales for the year were $1.68 billion, compared to $1.67 billion in the prior year. Value-added sales were $1.10 billion for the year, down 3% from the prior year due to weakness in several key end markets including industrial, energy and automotive. This decrease was partially offset by strength in space & defense and precision clad strip.
Operating profit for the year was $47.2 million and net income was $5.9 million, or $0.28 per diluted share, compared to operating profit of $136.4 million and net income of $95.7 million, or $4.58 per diluted share, in the prior year.
Excluding special items, adjusted EBITDA for the year was $221.2 million, compared to $217.7 million in the prior year. The increase was driven primarily by strong operational performance, cost management and improved mix driven by new business.
Adjusted net income was $111.8 million excluding acquisition amortization, or $5.34 per diluted share, compared to $5.64 per diluted share in the prior year.

OUTLOOK
After a challenged macroenvironment in 2024, we remain cautiously optimistic about the market dynamics entering 2025, and are expecting mid-single digit top-line growth from our businesses,

excluding precision clad strip. The precision clad strip inventory correction is expected to continue through 2025, returning to growth in 2026. Despite this impact, we expect earnings growth in 2025 from market outperformance, continued operational excellence, cost management and portfolio optimization actions. With this, we are guiding to the range of $5.30 to $5.70 for full year 2025 adjusted earnings per share, an increase of 3% from prior year at the midpoint.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 10:00 a.m. Eastern Time, February 19, 2025. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 357106. A replay of the call will be available until March 5, 2025 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 51061. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization
3 Details of the special items can be found in Attachments 4 through 8

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the Company employs more than 3,000 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks from infectious diseases and the conflict between Russia and Ukraine and other hostilities; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; and the risk factors set forth in Part 1, Item 1A of the Company's 2023 Annual Report on Form 10-K and in other reports that we file with the SEC.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$436,871	$421,043	$1,684,739	$1,665,187
Cost of sales	343,895	341,328	1,358,754	1,316,145
Gross margin	92,976	79,715	325,985	349,042
Selling, general, and administrative expense	41,134	39,858	145,588	157,911
Research and development expense	6,316	6,442	29,028	27,540
Goodwill impairment	56,067	—	56,067	—
Long-lived asset impairment	17,134	—	17,134	—
Loss on asset disposal	6,412	—	6,412	—
Restructuring expense	687	630	6,848	3,824
Other — net	3,573	5,145	17,685	23,323
Operating profit (loss)	(38,347)	27,640	47,223	136,444
Other non-operating (income) expense—net	(518)	(569)	(2,443)	(2,710)
Interest expense — net	8,844	8,503	34,764	31,323
Income (loss) before income taxes	(46,673)	19,706	14,902	107,831
Income tax (benefit) expense	2,177	238	9,014	12,129
Net income (loss)	$(48,850)	$19,468	$5,888	$95,702
Basic earnings per share:
Net income (loss) per share of common stock	$(2.35)	$0.94	$0.28	$4.64
Diluted earnings per share:
Net income (loss) per share of common stock	$(2.33)	$0.93	$0.28	$4.58
Weighted-average number of shares of common stock outstanding:
Basic	20,758	20,644	20,732	20,619
Diluted	20,923	20,936	20,928	20,911

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$16,713	$13,294
Accounts receivable, net	193,793	192,747
Inventories, net	441,299	441,597
Prepaid and other current assets	72,419	61,744
Total current assets	724,224	709,382
Deferred income taxes	2,964	4,908
Property, plant, and equipment	1,315,586	1,281,622
Less allowances for depreciation, depletion, and amortization	(804,781)	(766,939)
Property, plant, and equipment—net	510,805	514,683
Operating lease, right-of-use assets	64,449	57,645
Intangible assets	109,312	133,571
Other assets	22,140	21,664
Goodwill	263,738	320,873
Total Assets	$1,697,632	$1,762,726
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$34,274	$38,597
Accounts payable	105,901	125,663
Salaries and wages	20,939	25,912
Other liabilities and accrued items	47,523	45,773
Income taxes	4,906	5,207
Unearned revenue	13,191	13,843
Total current liabilities	226,734	254,995
Other long-term liabilities	12,013	13,300
Operating lease liabilities	62,626	53,817
Finance lease liabilities	12,404	13,744
Retirement and post-employment benefits	26,411	26,334
Unearned income	75,769	103,983
Long-term income taxes	1,818	3,815
Deferred income taxes	3,242	20,109
Long-term debt	407,734	387,576
Shareholders’ equity	868,881	885,053
Total Liabilities and Shareholders’ Equity	$1,697,632	$1,762,726

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows

(Thousands)	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$5,888	$95,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	68,676	61,644
Amortization of deferred financing costs in interest expense	1,714	1,712
Stock-based compensation expense (non-cash)	10,560	10,092
Amortization of pension and post-retirement costs	(307)	(1,318)
Loss on sale of property, plant, and equipment	1,201	20
Deferred income tax (benefit) expense	(16,598)	(7,005)
Impairment charges	73,201	—
Loss on asset disposal	6,412	—
Net pension curtailments and settlements	—	142
Changes in assets and liabilities, net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(3,723)	23,359
Decrease (increase) in inventory	(468)	(18,700)
Decrease (increase) in prepaid and other current assets	(11,345)	(22,663)
Increase (decrease) in accounts payable and accrued expenses	(15,757)	6,631
Increase (decrease) in unearned revenue	(24,692)	(17,361)
Increase (decrease) in interest and taxes payable	(2,619)	3,771
Increase (decrease) in unearned income due to customer prepayments	—	16,676
Other — net	(4,326)	(8,288)
Net cash provided by operating activities	87,817	144,414
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(68,649)	(110,550)
Payments for mine development	(12,159)	(9,326)
Proceeds from sale of property, plant, and equipment	1,203	654
Net cash used in investing activities	(79,605)	(119,222)
Cash flows from financing activities:
Proceeds from (repayment of) borrowings under credit facilities, net	45,692	8,065
Repayment of debt	(30,342)	(15,415)
Principal payments under finance lease obligations	(683)	(1,645)
Cash dividends paid	(11,087)	(10,621)
Deferred financing costs	(156)	—
Payments of withholding taxes for stock-based compensation awards	(7,610)	(5,234)
Net cash used in financing activities	(4,186)	(24,850)
Effects of exchange rate changes	(607)	(149)
Net change in cash and cash equivalents	3,419	193
Cash and cash equivalents at beginning of period	13,294	13,101
Cash and cash equivalents at end of period	$16,713	$13,294

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Sales
Performance Materials	$211.0	$201.1	$744.5	$755.5
Electronic Materials	204.2	193.9	845.7	805.8
Precision Optics	21.7	26.0	94.5	103.9
Other	—	—	—	—
Total	$436.9	$421.0	$1,684.7	$1,665.2

Less: Pass-through Metal Cost
Performance Materials	$15.2	$15.1	$56.5	$66.9
Electronic Materials	125.6	116.2	530.4	471.1
Precision Optics	—	—	0.2	0.1
Other	—	—	—	—
Total	$140.8	$131.3	$587.1	$538.1

Value-added Sales (non-GAAP)
Performance Materials	$195.8	$186.0	$688.0	$688.6
Electronic Materials	78.6	77.7	315.3	334.7
Precision Optics	21.7	26.0	94.3	103.8
Other	—	—	—	—
Total	$296.1	$289.7	$1,097.6	$1,127.1

Gross Margin
Performance Materials(1)	$62.6	$50.5	$203.2	$216.5
Electronic Materials(1)	26.0	21.5	99.5	100.4
Precision Optics(1)	4.4	7.7	23.3	32.1
Other	—	—	—	—
Total(1)	$93.0	$79.7	$326.0	$349.0
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Fourth Quarter Ended		Year Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating Profit (Loss)
Performance Materials	$43.4	$33.0	$132.1	$143.9
Electronic Materials	2.9	3.8	29.4	28.6
Precision Optics	(77.0)	(0.4)	(84.7)	(2.0)
Other	(7.6)	(8.8)	(29.6)	(34.1)
Total	$(38.3)	$27.6	$47.2	$136.4

Non-Operating (Income) Expense
Performance Materials	$0.1	$0.2	$0.5	$0.6
Electronic Materials	—	(0.1)	—	(0.1)
Precision Optics	—	—	(0.4)	(0.6)
Other	(0.6)	(0.7)	(2.5)	(2.7)
Total	$(0.5)	$(0.6)	$(2.4)	$(2.8)

Depreciation, Depletion, and Amortization
Performance Materials	$10.1	$7.6	$37.7	$31.2
Electronic Materials	4.4	4.3	18.0	17.0
Precision Optics	2.4	2.6	11.0	11.3
Other	0.4	0.6	2.0	2.1
Total	$17.3	$15.1	$68.7	$61.6

Segment EBITDA
Performance Materials	$53.4	$40.4	$169.3	$174.5
Electronic Materials	7.3	8.2	47.4	45.7
Precision Optics	(74.6)	2.2	(73.3)	9.9
Other	(6.6)	(7.5)	(25.1)	(29.3)
Total	$(20.5)	$43.3	$118.3	$200.8

Special Items(2)
Performance Materials	$0.2	$5.6	$9.5	$6.7
Electronic Materials	7.4	2.8	14.6	7.3
Precision Optics	73.5	1.6	75.2	2.8
Other	0.9	—	3.6	0.1
Total	$82.0	$10.0	$102.9	$16.9

Adjusted EBITDA Excluding Special Items
Performance Materials	$53.6	$46.0	$178.8	$181.2
Electronic Materials	14.7	11.0	62.0	53.0
Precision Optics	(1.1)	3.8	1.9	12.7
Other	(5.7)	(7.5)	(21.5)	(29.2)
Total	$61.5	$53.3	$221.2	$217.7
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$436.9	$421.0	$1,684.7	$1,665.2
Pass-through metal cost	140.8	131.3	587.1	538.1
Value-added sales	$296.1	$289.7	$1,097.6	$1,127.1

Net income (loss)	$(48.8)	$19.5	$5.9	$95.7
Income tax expense	2.2	0.2	9.0	12.2
Interest expense - net	8.8	8.5	34.7	31.3
Depreciation, depletion and amortization	17.3	15.1	68.7	61.6
Consolidated EBITDA	$(20.5)	$43.3	$118.3	$200.8
Net Income as a % of Net sales	(11.2)%	4.6%	0.4%	5.7%
Net Income as a % of Value-added sales	(16.5)%	6.7%	0.5%	8.5%
EBITDA as a % of Net sales	(4.7)%	10.3%	7.0%	12.1%
EBITDA as a % of Value-added sales	(6.9)%	14.9%	10.8%	17.8%

Special items
Restructuring and cost reduction	$0.7	$4.2	$11.4	$11.1
Electronic Materials inventory adjustment	—	—	2.8	—
Business transformation costs	0.7	—	1.3	—
Pension settlement	—	0.2	—	0.2
Additional start up resources and scrap	—	5.6	6.1	5.6
Precision Optics impairments	73.2	—	73.2	—
Merger, acquisition and divestiture related costs	7.4	—	8.1	—
Total special items	82.0	10.0	102.9	16.9
Adjusted EBITDA	$61.5	$53.3	$221.2	$217.7
Adjusted EBITDA as a % of Net sales	14.1%	12.7%	13.1%	13.1%
Adjusted EBITDA as a % of Value-added sales	20.8%	18.4%	20.2%	19.3%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
1.Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
2.Electronic Materials inventory adjustment – During the third quarter of 2024, the Company determined that material costs from prior years were understated due to unrecognized metal refine expense and other inventory adjustments.
3.Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.
4.Pension settlement - Represents settlement charges related to the Company's international pension plans.
5.Additional start up resources and scrap – Represents incremental resource, consulting and specialists costs incurred related to the ramp of the precision clad strip facility and scrap related to product qualifications.
6.Precision Optics impairments - Represents goodwill and long-lived asset impairment charges within the Precision Optics segment taken in the fourth quarter of 2024.
7.Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures as well as loss on asset disposals.
Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Fourth Quarter Ended				Twelve Months Ended
(Millions)	December 31, 2024	Diluted EPS	December 31, 2023	Diluted EPS	December 31, 2024	Diluted EPS	December 31, 2023	Diluted EPS
Net income (loss) and EPS	$(48.8)	$(2.33)	$19.5	$0.93	$5.9	$0.28	$95.7	$4.58

Special items
Restructuring and cost reduction	0.7		4.2		11.4		11.1
Electronic Materials inventory adjustment	—		—		2.8		—
Business transformation costs	0.7		—		1.3		—
Pension settlement	—		0.2		—		0.2
Additional start up resources and scrap	—		5.6		6.1		5.6
Precision Optics impairments	73.2		—		73.2		—
Merger, acquisition and divestiture related costs	7.4		—		8.1		—
Provision for income taxes (1)	(3.0)		(2.4)		(6.6)		(4.4)
Total special items	79.0	3.77	7.6	0.36	96.3	4.60	12.5	0.60
Adjusted net income and adjusted EPS	$30.2	$1.44	$27.1	$1.29	$102.2	$4.88	$108.2	$5.17
Acquisition amortization (net of tax)	2.2	0.11	2.5	0.12	9.6	0.46	9.8	0.47
Adjusted net income and adjusted EPS excl. amortization	$32.4	$1.55	$29.6	$1.41	$111.8	$5.34	$118.0	$5.64
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)

Performance Materials	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$211.0	$201.1	$744.5	$755.5
Pass-through metal cost	15.2	15.1	56.5	66.9
Value-added sales	$195.8	$186.0	$688.0	$688.6

EBITDA	$53.4	$40.4	$169.3	$174.5
Restructuring and cost reduction	0.1	—	2.9	1.1
Additional start up resources and scrap	—	5.6	6.1	5.6
Business transformation costs	0.1	—	0.5	—
Adjusted EBITDA	$53.6	$46.0	$178.8	$181.2
EBITDA as a % of Net sales	25.3%	20.1%	22.7%	23.1%
EBITDA as a % of Value-added sales	27.3%	21.7%	24.6%	25.3%
Adjusted EBITDA as a % of Net sales	25.4%	22.9%	24.0%	24.0%
Adjusted EBITDA as a % of Value-added sales	27.4%	24.7%	26.0%	26.3%

Electronic Materials	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$204.2	$193.9	$845.7	$805.8
Pass-through metal cost	125.6	116.2	530.4	471.1
Value-added sales	$78.6	$77.7	$315.3	$334.7

EBITDA	$7.3	$8.2	$47.4	$45.7
Restructuring and cost reduction	0.2	2.8	4.5	7.3
Merger, acquisition and divestiture related costs	7.0	—	7.0	—
Business transformation costs	0.2	—	0.3	—
Electronic Materials inventory adjustment	—	—	2.8	—
Adjusted EBITDA	$14.7	$11.0	$62.0	$53.0
EBITDA as a % of Net sales	3.6%	4.2%	5.6%	5.7%
EBITDA as a % of Value-added sales	9.3%	10.6%	15.0%	13.7%
Adjusted EBITDA as a % of Net sales	7.2%	5.7%	7.3%	6.6%
Adjusted EBITDA as a % of Value-added sales	18.7%	14.2%	19.7%	15.8%

Precision Optics	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$21.7	$26.0	$94.5	$103.9
Pass-through metal cost	—	—	0.2	0.1
Value-added sales	$21.7	$26.0	$94.3	$103.8

EBITDA	$(74.6)	$2.2	$(73.3)	$9.9
Restructuring and cost reduction	0.3	1.4	2.0	2.6
Pension settlement	—	0.2	—	0.2
Precision Optics impairments	73.2	—	73.2	—
Adjusted EBITDA	$(1.1)	$3.8	$1.9	$12.7
EBITDA as a % of Net sales	(343.8)%	8.5%	(77.6)%	9.5%
EBITDA as a % of Value-added sales	(343.8)%	8.5%	(77.7)%	9.5%
Adjusted EBITDA as a % of Net sales	(5.1)%	14.6%	2.0%	12.2%
Adjusted EBITDA as a % of Value-added sales	(5.1)%	14.6%	2.0%	12.2%

Other	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
EBITDA	$(6.6)	$(7.5)	$(25.1)	$(29.3)
Restructuring and cost reduction	0.1	—	2.0	0.1
Business transformation costs	0.4	—	0.5	—
Merger, acquisition and divestiture related costs	0.4	—	1.1	—
Adjusted EBITDA	$(5.7)	$(7.5)	$(21.5)	$(29.2)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(Millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Gross Margin
Performance Materials	$62.6	$50.5	$203.2	$216.5
Electronic Materials	26.0	21.5	99.5	100.4
Precision Optics	4.4	7.7	23.3	32.1
Other	—	—	—	—
Total	$93.0	$79.7	$326.0	$349.0

Special Items (1)
Performance Materials	$—	$5.6	$7.5	$6.4
Electronic Materials	—	1.5	4.7	3.9
Precision Optics	—	1.0	0.2	1.3
Other	—	—	—	—
Total	$—	$8.1	$12.4	$11.6

Adjusted Gross Margin
Performance Materials	$62.6	$56.1	$210.7	$222.9
Electronic Materials	26.0	23.0	104.2	104.3
Precision Optics	4.4	8.7	23.5	33.4
Other	—	—	—	—
Total	$93.0	$87.8	$338.4	$360.6
(1) Special items impacting gross margin represent restructuring and cost reduction, the Electronic Materials inventory adjustment, and additional start up resources and scrap in 2024, and restructuring and cost reduction and additional start up resources and scrap in 2023.